                                                                    EXHIBIT 23.3

The Board of Directors
Worldtalk Communications Corporation:

    We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP


Mountain View, California
December 20, 1999